UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 8, 2013
BLYTH, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13026 (Commission File Number)	36-2984916 (IRS Employer Identification No.)

One East Weaver Street, Greenwich, Connecticut 06831
(Address of Principal Executive Offices)      (Zip Code)
Registrant's Telephone Number, including Area Code (203) 661-1926
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    On August 8, 2013, our Board of Directors (the “Board”) voted to increase the size of the Board to eight directors, pursuant to the Company's Amended and Restated By-Laws, and elected Andrew Graham as a director of the Company to fill the vacancy created by such increase, effective immediately. Mr. Graham is currently the President and Chief Executive Officer of Forum Corporation, a training and consulting company specializing in leadership development and sales optimization. The Board appointed Mr. Graham to the audit committee. The Board granted 3,000 restricted stock units to Mr. Graham, which vest in equal installments on the first and second anniversaries of the date of grant. Mr. Graham will also receive director fees and compensation for meeting attendance consistent with our practice.

A copy of the Press Release announcing the election to the Board of Directors is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

99.1    Press Release dated August 8, 2013 relating to election to Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLYTH, INC.

Date: August 12, 2013	By: /s/ Michael S. Novins
Name: Michael S. Novins Title: Vice President and General Counsel